EXHIBIT 5


                    [C.B. MCDANIEL LETTERHEAD]




                                                     January 7, 1998




Hondo Oil & Gas Company
10375 Richmond Avenue
Suite 900
Houston, Texas   77042


Ladies and Gentlemen:

          At your request, I have examined the Registration Statement on Form S-3 proposed to be filed by Hondo Oil & Gas Company, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock, $1.00 par value, of the Company to be sold from time to time by Phillips Petroleum Company ("Phillips"). The shares of Common Stock to be registered include shares to be issued to Phillips pursuant to a Stock Purchase Agreement, dated as of December 23, 1997 (the "Stock Purchase Agreement"), between the Company and Phillips (the "Initial Shares") and shares issuable upon exercise of a Warrant, a copy of which is included as an Exhibit to the Registration Statement (the "Warrant"), to be issued to Phillips by the Company (the "Warrant Shares"). I am familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Initial Shares and the Warrant Shares.

          I am of the opinion that the Initial Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon issuance of, payment for and delivery of the Initial Shares in accordance with the Stock Purchase Agreement and the countersigning of the certificate or certificates representing the Initial Shares by a duly authorized signatory of the registrar for the Common Stock of the Company, the Initial Shares will be validly issued, fully paid and nonassessable. In addition, I am of the opinion that the Warrant Shares to be issued upon exercise of the Warrant have been duly authorized by all necessary corporate action on the part of the Company and, upon issuance of, payment for and delivery of the Warrant Shares in accordance with the Warrant and the countersigning of the certificate or certificates representing the Warrant Shares by a duly authorized signatory of the registrar of the Common Stock of the Company, the Warrant
Shares will be validly issued, fully paid and nonassessable.

          I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                    Very truly yours,


                                    /s/ C.B. MCDANIEL
                                    C.B. McDaniel

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